CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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In connection with the Annual Report of XML - Global Technologies, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), we, Garry Kupecz,, Chief Operating Officer and Principal Executive Officer of the Company, and Simon Anderson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Garry Kupecz
Garry Kupecz, Chief Operating
Officer and Principal Executive Officer
October 3, 2003

/s/ Simon Anderson
Simon Anderson, Chief Financial
Officer
June 14, 2004, nunc pro tunc
October 3, 2003
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